Exhibit 10.81

                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

     THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into as of the 15th day of March, 2002 by and between CHROMCRAFT REVINGTON, INC. (the "Company"), a Delaware corporation with its principal office in Delphi, Indiana, and MICHAEL E. THOMAS (the "Executive"), a resident of the State of Indiana,

                              W I T N E S S E T H:

     WHEREAS, the Executive is currently employed by the Company in accordance with an Employment Agreement dated March 31, 1992 between the Company and the Executive (the "Agreement"), a copy of which is attached hereto as Exhibit 1;

     WHEREAS, the Company and the Executive desire to amend the Agreement in accordance with the provisions of this Amendment; and

     WHEREAS, the Agreement shall remain in full force and effect in accordance with its provisions, except as expressly set forth in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, agreements and obligations contained herein, the continued employment of the Executive by the Company pursuant to the Agreement, as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, each intending to be legally bound, hereby agree as follows:

     Section 1. Amendment to Section 2 of the Agreement. Section 2 of the Agreement is hereby amended and superseded in its entirety and is hereby replaced with the following:

     2. Positions and Duties

          During the Employment Period, the Executive shall serve as the Company's Chairman of the Board, President and Chief Executive Officer and shall have such additional titles, duties, authority and responsibilities with respect to the Company as the Board of Directors of the Company may from time to time reasonably prescribe or request. The Executive shall report to the Board of Directors of the Company. The Executive shall diligently and competently perform all duties and responsibilities of his offices. The Executive shall perform all the duties and responsibilities called for hereunder to the best of his ability and shall devote all his working time, energies and skills to such duties and responsibilities during the Employment Period.


     Section 2. Amendment to Section 3 of the Agreement. Section 3 of the Agreement is hereby amended and superseded in its entirety and is hereby replaced with the following:

     3. Compensation

          (a) Base Salary

          During the Employment Period, for all services rendered to or on behalf of the Company by the Executive in all capacities pursuant to this Agreement or otherwise, the Company shall pay to the Executive an annual base salary equal to Four Hundred Thousand Dollars ($400,000) per year (the "Base Salary"), as may be adjusted in accordance with this Section. At approximately annual intervals after the end of each fiscal year of the Company during the Employment Period, the Board of Directors of the Company (or the Compensation Committee of the Board of Directors) shall review, or shall cause to be reviewed, the Base Salary payable to the Executive, giving attention to all pertinent factors, including, without limitation, the performance of the Company, the performance of the Executive and the compensation practices inside and outside of the Company. The Board of Directors (or the Compensation Committee of the Board of Directors) shall, after such annual review, determine the Base Salary to be paid until the completion of the next annual review, but such new Base Salary shall not be less than the Base Salary specified above. The Base Salary shall be paid to the Executive in accordance with the Company's usual and customary payroll practices applicable to its employees generally.

          (b) Incentive Compensation

          During the Employment Period, the Executive shall be entitled to participate in all incentive compensation plans and programs of the Company in effect from time to time and generally available to executive officers of the Company, subject to the terms and conditions of such plans and programs; provided, however, that the goals, targets, thresholds and objectives used in the computation of incentive compensation paid to the Executive shall be no less favorable than those which are used in the computation of similar incentive compensation paid to other executive officers of the Company.

          (c) Stock Options

          During the Employment Period, the Executive shall be entitled to participate in the Chromcraft Revington, Inc. 1992 Stock Option Plan, as amended and restated through March 15, 2002 (the "Stock Option Plan"), subject to the terms and conditions of the Stock Option Plan. On March 15, 2002, the Executive shall receive a grant under the Stock Option Plan of an option to purchase One Hundred Seventy-Five Thousand (175,000) shares of common stock of the Company. Such grant shall be made pursuant to the terms and conditions of the Stock Option Plan and a stock option agreement between the Company and the Executive. The Executive shall be eligible for additional grants of stock options under the Stock Option Plan in the discretion of and as authorized by the Board of Directors of the Company or the Compensation Committee of the Board of Directors.

     Section 3. Amendment to Section 4 of the Agreement. Section 4 of the Agreement is hereby amended and superseded in its entirety and is hereby replaced with the following:

          4. Employee Benefits

          The Executive and, as applicable, the Executive's family, shall be entitled to participate during the Employment Period in all of the Company's then existing employee benefit plans and

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     programs which are generally available to the Company's executive management, including any group hospitalization, medical, dental, accidental death and disability and long term disability income replacement insurance plans and any retirement income and capital accumulation plans, except that the Executive will be excluded from participating in the Company's group life insurance plan and shall instead be provided with term life insurance in the amount of $1,500,000 until his attainment of age 65. The Company will also establish pursuant to an insured money purchase arrangement a Supplemental Executive Retirement Plan (the "SERP") to provide supplemental retirement benefits designed to provide the Executive with a supplemental payment to him upon retirement. The amount to be contributed each year by the Company under the SERP will reflect calculations designed to provide the Executive with retirement income of approximately 60% of projected average salary, bonus and pre-tax deferrals of the final three years prior to retirement at age 65, reduced by the amount of benefits payable under the Mohasco Retirement Plan for Salaried and Sales Employees, the Executive Retirement Plan and the annuity value of estimated benefits payable under the Company's profit sharing plan. The Executive shall become vested in 30% of the cash surrender value of the insurance policy account after completion of three years of the Employment Period and an additional 10% for each subsequent full year that the Employment Period is extended, subject to acceleration if the Executive's employment is terminated by the Company without cause or because of his death, Disability, or in accordance with Section 8 hereof. In addition, the Executive shall be entitled to the use of a Company-owned automobile, reimbursement for an annual physical examination and reimbursement of up to $10,000 per year for personal financial and tax counseling.

     Section 4. Amendment to Section 8 of the Agreement. Section 8 of the Agreement is hereby amended and superseded in its entirety and is hereby replaced with the following:

     8. Termination Upon Change in Control

          Following a Change in Control (as hereinafter defined), the Executive, upon written notice to the Company, may terminate his employment with the Company for Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean the occurrence of any of the following events after a Change in Control:

          (a) the assignment to the Executive of any duties or responsibilities that are inconsistent with the Executive's position as Chairman of the Board, President and Chief Executive Officer of the Company, or a substantial reduction in the nature or status of the Executive's duties and responsibilities from those in effect immediately prior to a Change in Control;

          (b) a reduction by the Company in the Executive's Base Salary in effect on the date of the Change in Control;

          (c) the Company requires the Executive to be based anywhere other than the Company's office at which he was based immediately prior to a Change in Control; or

          (d) the failure by the Company to continue to provide the Executive with employee benefits substantially similar to those specified in Sections 4 hereof which are provided to the Executive immediately prior to a Change in Control.

          For purposes of this Agreement, a "Change in Control" shall mean a transaction or series of related transactions pursuant to which (i) a majority of the outstanding shares of common stock of the Company, on a fully diluted basis, shall be owned by any Person (as hereinafter defined) or group of Persons who, as of the date of this Agreement, own (together with their affiliates) an aggregate of less

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

     than fifty percent (50%) of the outstanding shares of common stock of the Company on a fully diluted basis; (ii) the Company consolidates with, merges into or with or effects any plan of share exchange with any unaffiliated or unrelated entity and, after giving effect to such consolidation, merger or share exchange, a majority of the outstanding shares of common stock of the Company, on a fully diluted basis, shall be owned by any Person or group of Persons who, as of the date of this Agreement, own (together with their affiliates) an aggregate of less than fifty percent (50%) of the outstanding shares of common stock of the Company on a fully diluted basis; (iii) the Company disposes of all or substantially all of its assets; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

          For purposes of the definition of "Change in Control," (i) a Person or group of Persons shall not include the Chromcraft Revington, Inc. Employee Stock Ownership Plan Trust which forms a part of the Chromcraft Revington, Inc. Employee Stock Ownership Plan (the "ESOP"), or any other employee benefit plan, subsidiary or affiliate of the Company, and (ii) the outstanding shares of common stock of the Company, on a fully diluted basis, shall include all shares owned by the ESOP, whether allocated or unallocated to the accounts of participants.

          For purposes of this Agreement, the term "Person" shall mean any natural person, proprietorship, partnership, corporation, limited liability company, organization, firm, business, joint venture, association, trust or other entity and any government agency, body or authority.

          If the Executive shall terminate his employment with the Company for Good Reason following a Change in Control, then the Company shall pay him as severance pay in a lump sum an amount equal to two (2) times the sum of
     (i) his Base Salary, and (ii) the higher of the amounts of incentive compensation paid to the Executive in the two (2) bonus years prior to the Change in Control.

     Section 5. No Changes; Limited Waiver of Breaches.

     (a) No Changes Except as Provided Herein. The Agreement (i) is not amended or changed in any respect except as provided in this Amendment, and (ii) shall continue in full force and effect in accordance with its terms and provisions except as amended pursuant to this Amendment.

     (b) Limited Waiver of Breaches. Each of the Company and the Executive hereby waives any and all breaches by the other of this Agreement that may occur or that have occurred, and any and all rights to terminate the Agreement that may arise or that have arisen, on or prior to the date of this Amendment. Notwithstanding the foregoing, the parties hereto do not waive any breaches or rights to terminate the Agreement that may occur or arise subsequent to the date of this Amendment.

     Section 6. Miscellaneous.

     (a) Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, representatives, successors and assigns.

     (b) Headings. The headings in this Amendment have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Amendment.

     (c) Severability. In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, but this Amendment shall be construed as if

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such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein. If any provision of this Amendment shall be determined by a court of competent jurisdiction to be unenforceable because of the provision's scope, duration or other factor, then such provision shall be considered divisible and the court making such determination shall have the power to reduce or limit (but not increase or make greater) such scope, duration or other factor or to reform (but not increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the appropriate party hereto in its reformed, reduced or limited form; provided, however, that a provision shall be enforceable in its reformed, reduced or limited form only in the particular jurisdiction in which a court of competent jurisdiction makes such determination.

     (d) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

     (e) Construction. This Amendment shall be deemed to have been drafted by both parties hereto. This Amendment shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, either party.

     (f) Review and Consultation. The Executive hereby acknowledges and agrees that he (i) has read this Amendment in its entirety prior to executing it, (ii) understands the provisions, effects and restrictions of this Amendment, (iii) has consulted with such of his own attorneys, accountants and financial and other advisors as he has deemed appropriate in connection with his execution of this Amendment, and (iv) has executed this Amendment voluntarily. THE EXECUTIVE HEREBY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AMENDMENT FROM ANY DIRECTOR OR EMPLOYEE OF, OR ANY ATTORNEY, ACCOUNTANT OR ADVISOR FOR, THE COMPANY.

     (g) Entire Agreement. This Amendment, the Agreement and the incentive compensation, stock option and employee benefit plans referenced herein and in the Agreement supersede all other prior understandings, commitments, representations, negotiations, contracts and agreements, whether oral or written, between the parties hereto relating to the matters contemplated hereby and constitute the entire agreement and understanding between the parties hereto relating to the subject matter hereof.

     (h) Certain References. Whenever in this Amendment a singular word is used, it also shall include the plural wherever required by the context and vice-versa. All references to the masculine, feminine or neuter genders herein shall include any other gender, as the context requires. Unless expressly provided otherwise, all references in this Amendment to days shall mean calendar, not business, days.

     (i) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

     (j) Recitals. The recitals, premises and "Whereas" clauses contained on page 1 of this Amendment are expressly incorporated into and made a part of this Amendment.

     (k) Restatement of Agreement. The Agreement may be restated such that it shall contain in a single document all of the provisions of the Agreement, as amended pursuant to this Amendment; provided that any such amended and restated Agreement shall be signed by the Company and the Executive.

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

     IN WITNESS WHEREOF, the parties hereto have made, entered into, executed and delivered this Amendment as of the day and year first above written.


                                              /s/ Michael E. Thomas
                                              ---------------------------
                                              Michael E. Thomas

                                              CHROMCRAFT REVINGTON, INC.

                                              By: /s/ Frank T. Kane
                                                  -----------------------
                                                  Frank T. Kane
                                                  Vice President-Finance



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